SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549


                                       FORM 8-K


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


                   Date of report (Date of earliest event reported):
                                   January 24, 1997




                                     ENSTAR INC.
                 (Exact name of registrant as specified in its charter)


                 Minnesota              331-10134                    41-1831611
       (State or other jurisdiction   (Commission           (I.R.S. Employer
           of incorporation)           File Number)        Identification No.)


                  6479 City West Parkway
                  Eden Prairie, Minnesota                55344
           (Address of principal executive offices)    (Zip Code)



          Registrant's telephone number, including area code: (612) 941-3200


                                    Not Applicable
            (Former name or former address, if changed since last report.)

















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Item 5.  Other Events

     On January 24, 1997 ENStar Inc. ("ENStar"), a wholly-owned subsidiary of North Star Universal, Inc. ("NSU"), sold 200,000 shares of common stock, .0001 par value per share, of CorVel Corporation ("CorVel") to CorVel at a price of $25.75 per share. ENStar continues to hold 1,025,000 shares of CorVel common stock, comprising 23% of the outstanding common shares of CorVel.

     ENStar intends to distribute the proceeds of the sale of CorVel shares to NSU in the form of a cash dividend, which will be used by NSU to reduce the amount of NSU's net assumed liabilities for purposes of the reorganization of NSU and Michael Foods, Inc. The reorganization is expected to be completed during the first quarter of 1997.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          99.  News Release dated January 24, 1997.






Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.



                                         ENStar Inc.
Date:  January 31, 1997

                                         By__/s/ Thomas S. Wargolet___
                                            Thomas S. Wargolet
                                            Chief Financial Officer
                                            and Secretary












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                                EXHIBIT INDEX

     Exhibit          Description of Exhibit                      Page Number

       99             News Release dated January 24, 1997               4